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                                                                    EXHIBIT 1.1

                             INNOTRAC CORPORATION

                       2,500,000 Shares of Common Stock

                            UNDERWRITING AGREEMENT


                                                                         , 1998
                                                          ---------------

J.C. BRADFORD & CO.
WHEAT FIRST SECURITIES, INC.
 As Representatives of the several Underwriters
c/o J.C. Bradford & Co.
J.C. Bradford Financial Center
330 Commerce Street
Nashville, Tennessee 37201

Ladies and Gentlemen:

     Innotrac Corporation, a Georgia corporation (the "Company"), proposes to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you are acting as the representatives (the "Representatives"), 2,500,000 shares (the "Firm Shares") of the Company's common stock, par value $0.10 per share (the "Common Stock"). The Company has also agreed to grant to you an option (the "Option") to purchase up to a total of 375,000 additional shares of Common Stock (the "Option Shares") on the terms and for the purposes set forth in Section 1(b) hereof. The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares."

     The Company confirms its agreement with you as follows:

     1.  Agreement to Sell and Purchase; Public Offering.

     (a) On the basis of the representations, warranties and covenants herein contained, and subject to all the terms and conditions of this Underwriting Agreement (the "Agreement"), the Company agrees to sell to the Underwriters the Firm Shares, and each of the Underwriters, severally and not jointly, agrees to purchase at the purchase price of $_____ per share the number of Firm Shares set forth opposite such Underwriter's name in Schedule I hereto.

     (b) Subject to all the terms and conditions of this Agreement, the Company also grants the Underwriters the Option to purchase, severally and not jointly, up to 375,000 Option Shares from the Company, each at the same price per share as you shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares and may be exercised in whole or in part at any time or from time to time on or before the 30th day after the date of the Prospectus (as defined below) upon written or telegraphic
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notice (the "Option Shares Notice") by you to the Company no later than 12:00 noon, Nashville, Tennessee time at least two and no more than ten business days before the date and time specified for closing in the Option Shares Notice (the "Option Closing Date") setting forth the aggregate number of Option Shares to be purchased. On the Option Closing Date, the Company will issue and sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice, and unless otherwise adjusted by the Representatives, each of the Underwriters will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing.

     (c) After the Registration Statement becomes effective, upon the authorization by you of the release of the Shares, the several Underwriters propose to offer the Firm Shares and the Option Shares purchased by the Underwriters for sale initially at the price per share set forth in the Prospectus (the initial offering price) and upon the terms set forth therein.

     2.  Delivery and Payment.

     Delivery of the Firm Shares shall be made to you by or on behalf of the Company against payment of the purchase price by federal funds wire transfer payable in same day funds to the order of the Company at the offices of J.C. Bradford & Co., J.C. Bradford Financial Center, 330 Commerce Street, Nashville, Tennessee 37201, or at such other place as may be agreed upon by the Representatives and the Company, at 10:00 a.m., Nashville time, on the third full business day following the date of this Agreement (the "Closing Date"), or at such other time on such date, or at such other place, as may be agreed upon by the Company and the Representatives.

     To the extent the Option is exercised, delivery of the Option Shares against payment therefor (in the manner specified above) will take place at the offices specified above on the Option Closing Date (which, subject to the requirements set forth above for the Option Shares Notice, may be the Closing
Date).

     Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as you shall request not less than 48 hours prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be, at a location to be designated by you, which may be in New York, New York, or elsewhere. If the Representatives so elect, delivery of the Shares may be made by credit through full fast transfer to the accounts designed by the Representatives at The Depository Trust Company.

     The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Shares by the Company to the Underwriters shall be borne by the Company. The Company will pay and save each of the Underwriters and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or

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delay in paying federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Firm Shares and Option Shares.

     3.  Representations and Warranties of the Company.

     The Company represents, warrants and covenants to each of the Underwriters that:

     (a) The Company has prepared and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (Registration No. 333-42373 on Form S-1 relating to the Shares, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Commission thereunder. The registration statement and all amendments thereto have been duly authorized and executed by the Company in accordance with the Rules and Regulations. The term "preliminary prospectus" as used herein means a preliminary prospectus included at any time as part of the registration statement as contemplated by Rule 430 or Rule 430A of the Rules and Regulations. Copies of such registration statement and amendments and of each related preliminary prospectus have been delivered to you. If such registration statement has not become effective, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective, will be filed promptly by the Company with the Commission. If such registration statement has become effective, a final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Rules and Regulations will be filed promptly by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations, if required. The term "Registration Statement" as used herein means the registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed to be included by Rule 430A. The term "Prospectus" means the prospectus as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date.

     (b) On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times subsequent thereto through and including the Closing Date and, if later, the Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included in the Prospectus, did or will comply with all applicable provisions of the Act and the Rules and Regulations and did or will contain all statements required to be stated therein in accordance with the Act and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the

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Registration Statement, the Prospectus or any such amendment or supplement did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. On the date any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this
Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Underwriters furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. The Company acknowledges that the only information relating to the Underwriters furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement, any preliminary prospectus and the Prospectus is the information in the last paragraph on the cover page, the paragraph relating to stabilization on the inside front cover and the statements set forth under the heading "Underwriting" in any preliminary prospectus or the Prospectus.

     (c) The Company had no subsidiaries (as defined in the Rules and Regulations) as of the Effective Date. As of the Closing Date, the Company will have two subsidiaries (the "Subsidiaries"). The Company and each of the Affiliated Companies (as such term is defined in the Registration Statement) is, and the Company and each of the Subsidiaries at the Closing Date and, if later, the Option Closing Date will be, a corporation or other entity duly organized, validly existing and in good standing under the laws of the respective jurisdiction of their incorporation or organization. At the Closing Date the Company will be the sole legal and beneficial owner of all securities of the Subsidiaries free and clear of all liens, charges and encumbrances, except that Arnold Dorfman will own 10% of the outstanding shares of each Subsidiary. The Company and the Affiliated Companies have, and at the Closing Date and, if later, the Option Closing Date, the Company and each Subsidiary will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company and each Affiliated Company is, and at the Closing Date and, if later, the Option Closing Date the Company and each Subsidiary will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to so qualify would not have a material adverse effect upon the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, and no proceeding has been instituted in any jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, the Company's or any Affiliated Company's power, authority, licensing or qualification. Except as disclosed in the Registration Statement, the Company and the Affiliated Companies do not own, and except for the stock of the Subsidiaries at the Closing Date and, if later, the Option Closing Date the Company will not own, directly or indirectly, any shares of stock or any other equity or long-

                                       4
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term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the Articles of Incorporation, as amended and restated (the "Articles of Incorporation") and the Bylaws, as amended and restated (the "Bylaws") of the Company and the articles of incorporation and bylaws of each Affiliated Company and all amendments thereto have been delivered to you, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.

     (d) The outstanding shares of the Company's Common Stock have been, and the Shares to be issued and sold by the Company upon such issuance will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right. The description of the Common Stock in the Registration Statement and the Prospectus is, and at the Closing Date and, if later, the Option Closing Date will be, complete and accurate in all material respects. All offers and sales of securities of the Company have been at all relevant times duly registered under or exempt from the registration requirements of the Act and were duly registered under or exempt from the registration requirements of all applicable state securities or Blue Sky laws. Except as set forth in the Prospectus and except for options issued under the Company's stock option plans, the Company does not have outstanding, and at the Closing Date and, if later, the Option Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell any shares of Common Stock or any such warrants, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

     (e) The financial statements together with the related notes and schedules included in the Registration Statement or the Prospectus present fairly the consolidated financial condition of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. The financial and statistical data set forth in the Prospectus under the captions "Prospectus Summary," "Summary Financial Data," "Use of Proceeds," "Capitalization," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business,""Business" and "Management" have been compiled on a basis consistent with that of the audited financial statements contained in the Registration Statement and Prospectus and fairly present the information set forth therein. The information set forth under the caption "Principal Shareholders" fairly presents the information set forth therein. No other financial statements or schedules of the Company are required by the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Arthur Andersen LLP (the "Accountants"), who
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have reported on certain of such financial statements and schedules, are independent auditors with respect to the Company as required by the Act and the Rules and Regulations.

     (f) The Company and each of the Affiliated Companies maintain a system of internal accounting controls sufficient to assure that: (i) all material transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of the Company's consolidated financial statements in conformity in all material respects with generally accepted accounting principles consistently applied and to maintain accountability for assets; and (iii) assets are properly accounted for and safeguarded against errors or loss from unauthorized use. Neither the Company, the Affiliated Companies, nor, to the knowledge of the Company or any Affiliated Company, any employee or agent of the Company or the Affiliated Companies has made any payment of funds of the Company or the Affiliated Companies or received or retained any funds in violation of any law, rule or regulation, the receipt or payment of which could have a material adverse effect on the Company.

     (g) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them, except as disclosed in the Registration Statement and the Prospectus.

     (h) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date and, if later, the Option Closing Date, except as set forth in the Registration Statement and the Prospectus, (i) there has not been and will not have been any material adverse change in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and the Affiliated Companies taken as a whole, arising for any reason whatsoever,
(ii) the Company and the Affiliated Companies have not incurred nor will they incur any material liabilities or obligations, direct or contingent, except in the ordinary course of business, (iii) the Company and the Affiliated Companies have not entered into any material transaction not in the ordinary course of business, (iv) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock,
(v) there has not been and will not have been any change in the capitalization of the Company or the Affiliated Companies other than pursuant to the exercise of employee stock options or the issuance of shares under the Company's stock option plan.

     (i) The Company and the Affiliated Companies have timely filed all material federal, state and foreign income and franchise tax returns and have paid all taxes shown thereon as due and which are not being contested in good faith, and there is no tax deficiency that has been or, to the best of the Company's knowledge, might be asserted against the Company or any of the Affiliated Companies that might have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and the Affiliated Companies taken as a whole, and all tax

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liabilities are adequately provided for on the books of the Company and the
Affiliated Companies.

     (j) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

     (k) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Affiliated Company or any of their respective officers in their capacity as such, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially and adversely affect the Company or the Affiliated Companies or its or their business, properties, business prospects, condition (financial or otherwise) or results of operations or prevent or materially hinder the consummation of this Agreement.

     (l) The Company and the Affiliated Companies have not at any time during the past five years: (i) made any unlawful contributions to any candidate for any political office, or failed fully to disclose any contribution in violation of law; or (ii) made any payment to any state, federal or foreign government official, or other person charged with similar public or quasi-public duty (other than payment required or permitted by applicable law).

     (m) The Company and the Affiliated Companies have, and the Company and each Subsidiary at the Closing Date and, if later, the Option Closing Date will have: (i) all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus; (ii) complied in all material respects with all laws, regulations and orders applicable to it or its business or properties; and
(iii) performed all material obligations required to be performed by it, and the Company and the Affiliated Companies are not, and at the Closing Date and, if later, the Option Closing Date, the Company and each Subsidiary will not be, in default, under any contract or other instrument material to it to which it is a party or by which its property is bound or affected where such default would materially and adversely affect the Company, the Affiliated Companies or its Subsidiaries, as applicable, or their business, properties, business prospects, condition (financial or otherwise) or results of operations or prevent or materially hinder the consummation of this Agreement. To the knowledge of the Company and the Affiliated Companies, as of the date of this Agreement, and the Company and each Subsidiary as of the Closing Date and, if later, the Option Closing Date no other party under any contract or other instrument to which it is a party is in material default thereunder. Neither the Company nor any Affiliated Company is, nor at the Closing Date and, if later, the Option Closing Date will the Company or any Subsidiary be, in violation of any provision of their respective articles of incorporation or bylaws or other organizational documents.

     (n) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the

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Company of the transactions on its part herein contemplated, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the bylaws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Shares, all of which requirements have been satisfied in all material respects (except that no representation is made with respect to NASD compliance).

     (o) The filing of the Registration Statement and the execution and delivery of this Agreement have been duly authorized by the Board of Directors of the Company, and the Company has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with the terms hereof. Assuming compliance with all applicable state securities laws and the bylaws and rules of the NASD, the performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any material lien, charge or encumbrance upon any of the assets of the Company or any Subsidiary pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the Articles of Incorporation or Bylaws of the Company or the respective articles of incorporation or bylaws of its Subsidiaries, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of its or their properties are bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any Subsidiary; the occurrence of which would materially and adversely affect the Company or its Subsidiaries or its business, properties, business prospects, condition (financial or otherwise) or results of operations or prevent or materially hinder the consummation of this Agreement.

     (p) The Company has good and marketable title to all properties and assets described in the Registration Statement and Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business of the Company and the Affiliated Companies taken as a whole. The Company has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it (the "Leased Properties") subject only to the rights of any mortgagee, lienholder, or other person or entity which has an interest in the Leased Properties that is or may become superior to the interest of the Company or the landlord of such Leased Properties. The Company has no actual notice or knowledge of any material claim of any sort which has been, or may be, asserted by anyone adverse to the Company's rights as lessee or sublessee under any lease or sublease described above, or affecting or questioning the Company's rights to the continued possession of the leased or subleased premises under any

                                       8
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such lease or sublease in conflict with the terms thereof. The Company owns or leases all such properties as are necessary to its operations as now conducted.

     (q) The Company and the Affiliated Companies own or possess adequate rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights which are necessary to conduct their businesses as described in the Registration Statement and Prospectus; neither the Company nor the Affiliated Companies have received any notice of, and have no knowledge of, any infringement of or conflict with asserted rights of the Company or the Affiliated Companies by others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights, and the Company and the Affiliated Companies have not received any notice of, and have no knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights owned or used by the Company or the Affiliated Companies, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and the Affiliated Companies taken as a whole.

     (r) To the best of the Company's and the Affiliated Companies' knowledge, no labor disturbance by the employees of the Company or any of the Affiliated Companies exists or is imminent.

     (s) The Company and the Affiliated Companies maintain insurance with insurers of recognized financial responsibility against such losses and risks and in such amounts as management believes is appropriate to the business of the Company and all such policies are in full force and effect. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole.

     (t) Except as described in the Registration Statement and the Prospectus, there is no factual basis for any action, suit or other proceeding involving the Company, the Affiliated Companies or any of their material assets for any failure of the Company or any Affiliated Company to comply with any requirements of federal, state or local regulation relating to air, water, solid waste management, hazardous or toxic substances, or the protection of health or the environment. To the best knowledge of the Company, there has not been a release of any "hazardous substances in a reportable quantity", as those terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. ("CERCLA"), by the Company on or at properties leased by the Company. The Company has not received notice or request of information under Section 104 of CERCLA or comparable state laws regarding an investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any hazardous substance at properties leased by the Company.

     (u) All documents or contracts required to be filed as exhibits to the Registration Statement to which the Company or any Affiliated Company is a party have been filed as exhibits to the Registration Statement and have been duly authorized, executed and delivered by the Company or such Affiliated Company, constitute valid and binding agreements of the Company or such Affiliated Company and are enforceable against the Company or such Affiliated Company in accordance with the terms thereof, except where the lack of authorization, execution, delivery or enforceability of any such contract would not materially and adversely affect the Company, the Affiliated Companies or their business, properties, business prospects, condition (financial or otherwise) or results of operations or prevent or materially hinder the consummation of this Agreement.

     (v) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to you was or will be, when made, inaccurate, untrue or incorrect in any material respect.

     (w) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or the Common Stock, and the Company is not aware of any such action taken or to be taken by affiliates of the Company. To assure compliance with Regulation M under the Exchange Act, the Company will not make bids for or purchases of or induce bids for or purchases of, directly or indirectly, any shares of Common Stock or securities convertible into Common Stock of the Company until the distribution of all shares of Common Stock being sold in the public offering has been completed.

     (x) No holder of securities of the Company has rights to require the registration of any securities of the Company because of the filing of the Registration Statement. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

     (y) The Shares have been approved for listing on the National Association of Securities Dealers Automated Quotation National Market System (the "Nasdaq National Market") upon notice of issuance.

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     (z) Other than as contemplated by this Agreement, there is no broker or finder that is entitled to receive from the Company any brokerage or finder's fee or commission as a result of any of the transactions contemplated by this Agreement.

     (aa) The Company is not in default or breach of any of the terms and provisions set forth in the Amended and Restated Loan and Security Agreement by and between the Company and Southtrust Bank, N.A., dated December 5, 1997 (the "Line of Credit"), and after giving effect to the Offering, the Company will continue to be in compliance with the covenants, terms and provisions of the Line of Credit.

     (bb) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty to each Underwriter as to the matters covered thereby.

     (cc) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date or the Option Closing Date, as the case may be, or
(ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any preliminary prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act.

     4.  Covenants of the Company.

     The Company covenants and agrees with each of the Underwriters as follows:

     (a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to you within a reasonable period of time prior to the filing thereof and you shall not have objected thereto in good faith.

     (b) The Company will use its reasonable best efforts to cause the Registration Statement and any amendment thereto, if not effective at the time and date that this Agreement is executed by the parties hereto, to become effective as promptly as possible and will notify you promptly and confirm such advice in writing: (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective; (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof; (iv) of the happening of any event during the period mentioned in the second sentence of Section 4(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (v) of receipt by the Company or any representatives or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A of the Rules and Regulations, the Company will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Representatives promptly of all such filings. If the Company files a term sheet pursuant to Rule 434 of the Rules and Regulations, the Company will provide evidence satisfactory to you that the Prospectus and term sheet meeting the requirements of Rule 434(b) or (c), as applicable, of the Rules and Regulations, have been filed, within the time period prescribed, with the Commission pursuant to subparagraph (7) of Rule 424(b) of the Rules and Regulations; if for any reason the filing of the final form of Prospectus is required under Rule 424(b)(3) of the Rules and Regulations, the Company will provide evidence satisfactory to you that the Prospectus contains such information and has been filed with the Commission within the time period prescribed.

     (c) The Company will furnish to you at or before the Closing Date, without charge, three signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto, and will furnish you with such number of copies of the Registration Statement, without exhibits, and all amendments thereto as you may reasonably request.

     (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement. The Company will, from time to time, after the effective date of the Registration Statement file with the Commission such reports as are required by the Act, the Exchange Act, the Rules and Regulations and the rules and regulations promulgated by the Commission pursuant to the Exchange Act (the "Exchange Act Rules and Regulations"), and shall also file with state securities commissions in states where the Shares have been sold by you (as you shall have advised us in writing) such reports as are required to be filed by the securities acts and the regulations of those states, as you shall advise in writing.

     (e) On the Effective Date, and thereafter from time to time until expiration of the period mentioned in the second sentence of this Section 4(e), the Company will deliver to each of you, without charge, as many copies of the Prospectus or any amendment or supplement thereto as you may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by you and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or your counsel should be set forth in the Prospectus in order to make any statement therein, in light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of you, without charge, such number of copies thereof as you may reasonably request.

     (f) Prior to any public offering of the Shares by you, the Company will cooperate with you and your counsel in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

     (g) During a period of two years after the date hereof, the Company will furnish to the Representatives such reports as are generally transmitted to its shareholders, copies of all reports furnished to or filed with any securities exchange or the NASD, and will notify you of the availability on the Internet of all other reports filed with the Commission or copies of every material press release and every material news item or article in respect of the Company or its affairs which was generally released to shareholders or prepared by the Company and, upon request will furnish any additional information of a public nature concerning the Company or its business which you may reasonably request. During such two year period, the Company's financial statements shall be on a consolidated basis to the extent that the accounts of the Company and its Subsidiaries are consolidated and shall be accompanied by similar financial statements for any significant Subsidiary which is not so consolidated.

     (h) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the 15th full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

     (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Underwriters, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to: (i) the preparation, printing, and filing of the Registration Statement and exhibits to it, each preliminary prospectus; the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus; (ii) the preparation and delivery of certificates representing the Shares; (iii) the printing of this Agreement and other underwriting documents, including Underwriter's Questionnaires, Underwriter's Powers of Attorney, Blue Sky Memorandum, Master Agreement Among Underwriters and Master Selected Dealer Agreements; (iv) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the quotation of the Shares on the Nasdaq National Market; (vi) any filings required to be made by you with the NASD, and the reasonable fees, disbursements and other charges of your counsel in connection therewith; (vii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f), including the reasonable fees, disbursements and other charges of your counsel in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda.

     (j) If this Agreement shall be terminated by the Company or if for any reason the Company shall be unable to perform its obligations hereunder (other than circumstances involving a matter within your control or any fault of yours) or if this Agreement shall be terminated by the Underwriters based upon a matter within the control of the Company or any fault of the Company, the Company will reimburse you for all reasonable out-of-pocket expenses (including the fees, disbursements and other charges of your counsel) reasonably incurred by you in connection herewith.

     (k) The Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares. The Company will not make bids for or purchases of or induce bids for or purchases of, directly or indirectly, any shares of Common Stock or securities convertible into Common Stock of the Company until the distribution of all shares of Common Stock being sold in the public offering has been completed.

     (l) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds."

     (m) During the period of 180 days commencing at the Closing Date, the Company will not, without your prior written consent, grant options to purchase shares of Common Stock, except under stock option plans previously approved by the Company's shareholders and except at prices equal to or greater than "fair market value," as defined in the Company's stock option plan.

     (n) Except pursuant to this Agreement or with the prior written consent of J.C. Bradford & Co., the Company will not, and the Company has provided agreements executed by each of the Company's officers and directors and each record or beneficial owner of the shares of the Company's Common Stock providing that none of them will, for a period of 180 days from the date of the Prospectus as first filed with the Commission pursuant to Rule 424(b), offer, pledge, sell, transfer, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for shares of Common Stock; provided, however, that nothing contained herein shall prohibit the exercise of stock options or other purchases of Common Stock under stock option plans or other incentive compensation arrangements for employees or directors previously approved by the Company's Board of Directors; provided, further, however, that such owner may give or pledge any such securities without the prior written consent of J.C. Bradford & Co. if the donee or pledgee, as the case may be, agrees in writing prior to such gift or pledge to be bound by all the terms of such agreement and such writing is delivered to J.C. Bradford & Co. within five days after said gift or pledge.

     (o) The Company and its Subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls which provide reasonable assurance that: (i) all material transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of the Company's consolidated financial statements in conformity to all material respects with generally accepted accounting principles consistently applied and to maintain accountability for assets; and (iii) assets are properly accounted for and safeguarded against errors or loss from unauthorized use.

     (p) If at any time during the 90-day period after the Registration Statement is declared effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in your opinion, the market price for the Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising it as to the effect set forth above, prepare, consult with you concerning the substance of and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

     (q) The Company will supply you with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Act.

     (r) Prior to the Closing Date (and, if applicable, the Option Closing
Date), the Company will furnish to you, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company and its Subsidiaries for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

     (s) Prior to the Closing Date (and, if applicable, the Option Closing
Date), the Company will not issue any press releases or other communications directly or indirectly and will hold no press conferences with respect to the Company or any of its Subsidiaries, the business, properties, assets, liabilities, financial condition or results of operations of the Company or any of its Subsidiaries, or the offering of the Shares, without your prior written consent, which consent will not be unreasonably withheld.

     (t) The Company will use its best efforts to maintain the quotation of the Shares on the Nasdaq National Market for three years following the Effective Date.

     (u) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

     (v) During a period of 90 days from the effective date of the Registration Statement, the Company will not file a registration statement registering shares under any stock option plan or other employee benefit plan.

     (w) The Company will file a registration statement on Form 8-A with the Commission providing for the registration of the Shares under the Exchange Act.

     5.  Conditions of the Obligations of the Underwriters.

     The respective obligations of the Underwriters to purchase and pay for the Shares shall be subject to the following conditions:

     (a) Notification that the Registration Statement has become effective shall be received by you not later than 5:30 p.m., Nashville, Tennessee time, on the date of this Agreement or at such later date and time as shall be consented to in writing by you and all filings required by Rule 424, Rule 430A, Rule 434 and Rule 462(b) of the Rules and Regulations shall have been made.

     (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or, to the knowledge of the Company, threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect, and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and to the satisfaction of the Representatives, (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith, (v) the NASD, upon review of the terms of the public offering of the Shares, shall not have objected to such offering, such terms or the Underwriters' participation in the same, and (vi) you shall have received certificates, dated the Closing Date and, if applicable, the Option Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company (who may, as to proceedings threatened or contemplated, rely upon their knowledge, to the effect of clauses (i), (ii) and
(iii).

     (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change, or any development involving a prospective material adverse change, in the general affairs, business, business prospects, properties, management, key personnel, condition (financial or otherwise) or results of operations of the Company and the Affiliated Companies, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in the Registration Statement and the Prospectus (or, in the case of a prospective change, other than as contemplated by the Registration Statement and the Prospectus) and (ii) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood, hurricane or other casualty or calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in your reasonable judgment any such development makes it inadvisable to consummate the sale and delivery of the Shares by you at the public offering price. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company, the Affiliated Companies, or any of their officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and the Affiliated Companies taken as a whole.

     (d) All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement and the Prospectus, and the registration, authorization, issue, sale and delivery of the Shares, shall have been reasonably satisfactory to counsel to the Underwriters, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section 5(d).

     (e) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, as if made at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

     (f) The Underwriters shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, satisfactory in form and substance to your counsel, from Kilpatrick Stockton LLP, counsel to the Company, in the form attached hereto as Exhibit A.

     In addition, such counsel shall state that such counsel has participated in conferences with officials and other representatives of the Company, the Representatives, counsel for the Underwriters and the Accountants, at which such conferences the contents of the Registration Statement and Prospectus and related matters were discussed, and although they have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which leads them to believe that, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the Closing Date and on the Option Closing Date, the Registration Statement and any amendment or supplement thereto (other than the financial statements including supporting schedules and other financial and statistical information derived therefrom, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the Closing Date or the Option Closing Date, as the case may be, the Registration Statement, the Prospectus and any amendment or supplement thereto (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or the State of Georgia upon opinions of local counsel, and as to questions of fact upon representations or certificates of officers of the Company, and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion.

     (g) You shall have received an opinion, dated the Closing Date and, if applicable, the Option Closing Date, from Nelson Mullins Riley & Scarborough, L.L.P., as your counsel, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to you, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

     (h) You shall have received at or prior to the Closing Date from Nelson Mullins Riley & Scarborough, L.L.P. a memorandum or memoranda, in form and substance satisfactory to you, with respect to the qualification for offering and sale by the Underwriters of the Shares under state securities or Blue Sky laws of such jurisdictions as the Underwriters may have designated to the Company.

     (i) The Representative shall have received from the Accountants a letter dated the date hereof, and at the Closing Date a second letter dated the Closing Date (and, if applicable, the Option Closing Date), in form and substance satisfactory to the Representatives, stating that they are independent auditors with respect to the Company within the meaning of the Act and the applicable Rules and Regulations, and the answer to Item 509 of Regulation S-K set forth in the Registration Statement is correct insofar as it relates to them, and stating that:

         (i) In their opinion, the financial statements and schedules examined by them and included in the Registration Statement or Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations and are presented in accordance with generally accepted accounting principles; and they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the interim financial statements, selected financial and operating data, and/or condensed financial statements derived from audited financial statements of the Company.

         (ii) The financial information included in any preliminary prospectus and the Prospectus under the captions "Prospectus Summary," "Summary Financial and Operating Data" and "Selected Financial and Operating Data" for each of the fiscal years ended December 31, 1995, 1996, and 1997 agrees with the corresponding amounts in the audited financial statements included in the Prospectus or previously reported on by them.

         (iii) On the basis of a reading of the latest available interim financial statements (unaudited) of the Company and its Subsidiaries, a reading of the minute books of the Company and its Subsidiaries, inquiries of officials of the Company and its Subsidiaries responsible for financial and accounting matters and other specified procedures, all of which have been agreed to by the Representatives, nothing came to their attention that caused them to believe that:

               a. the unaudited financial statements included in the Registration Statement do not comply as to form in all material respects with the accounting requirements of the federal securities laws and the related published rules and regulations thereunder or are not in conformity with generally accepted accounting principles applied on a basis consistent with the basis for the audited financial statements contained in the Registration Statement;

               b. any other unaudited financial statement data included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which data was derived and any such unaudited data were not determined on a basis consistent with the basis for the corresponding amounts in the audited financial statements included in the Prospectus;

               c. at a specified date not more than five days prior to the date of delivery of such respective letter, there was any change in the consolidated capital stock, decline in shareholders' equity or increase in long-term debt of the Company and its Subsidiaries, or any decreases in consolidated working capital, net current assets or net assets or other items specified by the Underwriters, in each case as compared with amounts shown in the latest balance sheets included in the Prospectus, except in each case for changes, decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letters; and

               d. for the period from the closing date of the latest statements of operations included in the Prospectus to a specified date not more than five days prior to the date of delivery of such respective letter, there were any decreases in net revenues or net income of the Company, or other items appearing on the face of the statement of operations specified by the Representatives, or any increases in any items appearing on the face of the statement of operations specified by the Representatives, in each case as compared with the corresponding period of the preceding year, except in each case for decreases which the Prospectus discloses have occurred or may occur or which are described in such letter.

         (iv) They have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information specified by you which are derived from the general accounting records of the Company and its Subsidiaries, which appear in the Prospectus and have compared such amounts, percentages and financial information with the accounting records of the Company and its Subsidiaries and have found them to be in agreement.

     In the event that the letters to be delivered referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriters that the Underwriters shall have reasonably determined, after discussions with officers of the Company responsible for financial and accounting matters and with the Accountants, that such changes, decreases or increases as are set forth in such letters do not reflect a material adverse change in the shareholders' equity or long-term debt of the Company as compared with the amounts shown in the latest balance sheet of the Company included in the Prospectus, or a material adverse change in total net revenues or net income of the Company, in each case as compared with the corresponding period of the prior year.

     (j) At the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to you a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and Chief Financial Officer of the Company, in form and substance satisfactory to you, to the effect that:

         (i) Each of the representations and warranties of the Company contained in Section 3 of this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects;

         (ii) Each of the covenants required herein to be performed by the Company on or prior to the delivery of such certificate has been performed and each condition herein required to be complied with by the Company on or prior to the date of such certificate has been complied with.

     (k) On or prior to the Closing Date, you shall have received the executed agreements referred to in Section 4(n).

     (l) The Shares shall be qualified for sale in such states as you may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date or the Option Closing Date.

     (m) The Shares shall have been authorized for quotation and shall have been approved for listing on the Nasdaq National Market upon official notice of issuance.

     (n) You shall not have advised the Company that the Registration Statement or the Prospectus or any amendment or any supplement thereto, contains an untrue statement of fact which, in your reasonable judgment, is material, or omits to state a fact which, in your reasonable judgment, is material and is required to be stated therein or necessary to make the statements therein not misleading and the Company shall not have cured such untrue statement of fact or stated a statement of fact required to be stated therein.

     (o) The Company shall have furnished to you such certificates, in addition to those specifically mentioned herein, as you may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to your obligations hereunder.

     (p) The Consolidation (as defined in the Registration Statement) shall be consummated.

     All such opinions, certificates, letters and documents will be in compliance with the provisions of this Agreement only if they are reasonably satisfactory to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and documents as you may request.

     If any of the conditions specified in this Section 5 shall not have been satisfied at or prior to the Closing Date (and, if applicable, the Option Closing Date) or waived by you in writing, this Agreement may be terminated by you on notice to the Company.

     6.  Indemnification and Contribution.

     (a) The Company will indemnify and hold harmless each Underwriter (including, without limitation, in its capacity as an Underwriter or as a "qualified independent underwriter" within the meaning of Rule 2700 of the NASD), the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based in whole or in part upon (i) any inaccuracy in the representations and warranties of the Company contained herein, (ii) any failure of the Company to perform its obligations hereunder or under law or (iii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any documents filed under the Exchange Act or any blue sky application or filing, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus or the Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability; and further provided, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to an Underwriter furnished in writing to the Company by an Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. The Company acknowledges that the information in the last paragraph on the cover page, the paragraphs relating to stabilization and passive market making practices on the inside front cover and the statements set forth under the heading "Underwriting" in any preliminary prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by you expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

     (b) Each Underwriter will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to the Underwriters, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to you furnished in writing to the Company by you expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus. The Company acknowledges that the information set forth in the last paragraph on the cover page, the paragraphs relating to stabilization and passive market making practices on the inside front cover and the statements set forth under the heading "Underwriting" in any preliminary prospectus and the Prospectus constitute the only information relating to the Underwriters furnished in writing to the Company by the Underwriters expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity will be in addition to any liability that the Underwriters might otherwise have.

     (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict of interests exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

     (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, then the Company and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who may be liable for contribution) to which the Company and the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Underwriters. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective proportions as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Underwriters with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this
Section 6(d) were to be determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 6(d), an Underwriter shall not be required to contribute any amount in excess of the underwriting discounts received by it (less the aggregate amount of any damages which such Underwriter and its controlling persons have otherwise been required to pay in respect of the same or any similar claim), and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer and director of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution maybe made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

     (e) The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by the Underwriters or on their behalf, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

     (f) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 6, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 6 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Act and the Exchange Act.

     7.  Termination.

     The Underwriters' obligations under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company from the Representatives, without liability on the part of any of the Underwriters to the Company (provided, however, that this Section 7 and Sections 4(i), 4(j) and 6 shall be and always remain effective), if, prior to delivery and payment for the Shares (or the Option Shares, as the case may be), in your reasonable judgment,
(i) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed, or because of such condition the Underwriters' obligations hereunder required to be fulfilled are not fulfilled, including, but not limited to, any change in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole from that set forth in the Registration Statement or Prospectus which, in your reasonable judgment, is material and adverse; (ii) any condition specified in Section 5 of this Agreement shall not have been satisfied; (iii) trading in any of the equity securities of the Company shall have been suspended by the Commission, by an exchange that lists the Shares or by the Nasdaq National Market; (iv) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court of other governmental authority; (v) a general banking moratorium shall have been declared by either federal or state authorities; or
(vi) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity, crisis, act of God or hostile act against the United States shall have occurred the effect of any of which is such as to make it, in your reasonable judgment, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

     8.  Substitution of Underwriters.

     If any Underwriter shall fail or refuse to purchase any of the Firm Shares which it has agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally, to purchase the Firm Shares that such defaulting Underwriter agreed but failed or refused to purchase, in the proportions which the number of Firm Shares which they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as you may specify; provided, that in no event shall the maximum number of Firm Shares which an Underwriter has been obligated to purchase pursuant to Section 1 be increased pursuant to this Section 8 by more than one-ninth of such number of Firm Shares without the prior written consent of such Underwriter. If an Underwriter shall fail or refuse to purchase any Firm Shares and the aggregate number of Firm Shares which such defaulting Underwriter agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the non-defaulting Underwriters or the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company for the purchase or sale of any Shares under this Agreement. In any such case the Underwriters or the Company shall have the right to postpone the Closing Date or Option Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 8 shall not relieve any defaulting Underwriter from liability in respect to any default of such Underwriter under this Agreement.

     9.  Miscellaneous.

     All communications hereunder shall be in writing and, if sent to any of the Underwriters, shall be mailed, first class postage prepaid, sent via reliable overnight delivery service, sent by facsimile (and by one of the two preceding methods), delivered by hand or telegraphed and confirmed in writing to the Representatives in care of J.C. Bradford & Co., J.C. Bradford Financial Center, 330 Commerce Street, Nashville, Tennessee 37201, Attention: James H. Graves, or if sent to the Company shall be sent by one of the foregoing methods to the Company at 1828 Meca Way, Norcross, Georgia 30093, Attention: Scott D. Dorfman.

     This Agreement has been and is made solely for the several Underwriters' and the Company's benefits and of the controlling persons, directors and officers referred to in Section 6, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from an Underwriter.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

     This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     THE COMPANY AND YOU EACH HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     You hereby represent and warrant to the Company that you have authority to act hereunder on behalf of the several Underwriters, and any action hereunder taken by you will be binding upon all the Underwriters.

     Please confirm that the foregoing correctly sets forth the agreement between the Company and you.

                                       Very truly yours,

                                       INNOTRAC CORPORATION


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:



Confirmed and accepted as of the
date first above written.

J.C. BRADFORD & CO.
WHEAT FIRST SECURITIES, INC.
For themselves and as Representatives
of the several Underwriters

By:  J.C. Bradford & Co.


By:
    -------------------------------
    Name:
    Title:

                                  SCHEDULE I

                                 Underwriters

                                                    Number of
Name of Underwriter                                Firm Shares
-------------------                                -----------

J.C. Bradford & Co. ...........................

Wheat First Securities, Inc. .................

                                                    ---------
      Total....................................     2,500,000
                                                    =========